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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


InterCel Licenses, Inc.
ICEL, Inc.
Powertel PCS, Inc.
Powertel/Atlanta, Inc.
Powertel/Birmingham, Inc.
Powertel/Jacksonville, Inc.
Powertel/Kentucky, Inc.
Powertel/Memphis, Inc.
Powertel Atlanta Licenses, Inc.
Powertel Birmingham Licenses, Inc.
Powertel Jacksonville Licenses, Inc.
Powertel Kentucky Licenses, Inc.
Powertel Memphis Licenses, Inc.
Powertel Nashville Licenses, Inc.
Powertel Knoxville Licenses, Inc.
Powertel Atlanta Towers, LLC
Powertel Birmingham Towers, LLC
Powertel Jacksonville Towers, LLC
Powertel Kentucky Towers, LLC
Powertel Memphis Towers, LLC